October 29, 2008 Securities and Exchange Commission 100 F Street, N.E.
Washington, D.C.   20549-7561
Dear Sirs/Madams:
We have read the Exhibit to Sub-Item 77K of Oppenheimer Principal Protected Trust's Form NSAR-B dated October 29, 2008, and we agree with the statements made therein.
Yours truly,




 /s/ DELOITTE & TOUCHE LLP